EXHIBIT 10.1

CANCELLATION AGREEMENT AND MUTUAL RELEASE

This agreement is entered into as of March 14, 2011 (the “Termination Date”) by and between VyseTECH Asia Sdn Bhd and Global MobileTech, Inc.

WHEREAS the parties have executed a Marketing, Distribution and License Agreement on March 15, 2010 (the “License Agreement”).

WHEREAS the parties have mutually agreed to cancel the License Agreement without any consideration or recourse with immediate effect.

NOW THEREFORE, in consideration of the premises and the respective representations, warranties, covenants and agreements contained herein, the Parties hereto agree as follows:

1.

In consideration for the mutual release set forth herein, the License Agreement shall terminate as of the Termination Date.  Except as specifically set forth in Clause 8.1 of the License Agreement which shall survive the License Agreement, neither party shall have any further rights or obligations under the License Agreement.

2.

Either party shall not have any claims against the other for costs, damages, compensation or otherwise hereunder.

3.

Each party shall pay its own attorney or any other incidental costs in the matter.

4.

This Agreement may be executed in one or more counterparts each of which shall be deemed an original.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be signed and delivered by its authorized officer as of the date first above written.

VYSETECH ASIA SDN BHD

GLOBAL MOBILETECH, INC.

By:    /s/ Ponniah Alagan

By:  /s/ Aik Fun Chong

Name:  Ponniah Alagan

            Name:  Aik Fun Chong

Title: Executive Director

Title: President & CEO